UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

ASIAMART, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30292	88-0405437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

Room 1508 Peninsula Square
18 Sung On Street
Hunghom, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (852) 3580-8805

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Chief Executive Officer and Director

Effective June 16, 2009, Mr. Alex Chun Shan Yue tendered his resignation as Chief Executive Officer of Asiamart, Inc. (the “Company”).  Mr. Yue also resigned as a director from the board of directors of the Company effective June 16, 2009.

There were no disagreements between Mr. Yue and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Yue and informed him that he may furnish the Company with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provides the respects in which he does not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Yue, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Resignation of Chief Operating Officer and Director

Effective June 16, 2009, Mr. Sau Kwong Leung tendered his resignation as Chief Operating Officer of the Company.  Mr. Leung also resigned as a director from the board of directors of the Company effective June 16, 2009.

There were no disagreements between Mr. Leung and any officer or director of the Company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Leung and informed him that he may furnish the Company with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provides the respects in which he does not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Leung, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

Appointment of Successor Chief Executive Officer

Effective on the same day as Mr. Yue’s resignation, Mr. Zhong Wei was appointed as the interim Chief Executive Officer of the Company, to serve at the pleasure of the board or until his resignation.  Mr. Wei’s appointment as interim Chief Executive Officer has been approved by the board of directors of the Company.

Mr. Wei, age 24, worked as the Managing Director of Century 21 Real Estate in Guangdong Province from 2005 to 2008.  Mr. Wei is currently a member of the board of directors.   Mr. Wei holds a degree in civil engineering from Hunan Polytechnic University.

Appointment of Successor Chief Operating Officer

Effective on the same day as Mr. Leung’s resignation, Mr. Feng Zhang was appointed as the interim Chief Operating Officer of the Company, to serve at the pleasure of the board or until his resignation.  Mr. Zhang’s appointment as interim Chief Operating Officer has been approved by the board of directors of the Company.

Mr. Zhang, age 27, worked as the General Manager of Century 21 China Real Estate in Guangdong Province from 2003 to 2009.  Mr. Zhang is currently a member of the board of directors.  Mr. Zhang holds a degree in computer science from Shenzhen Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2009	ASIAMART, INC. (Registrant)

	By:	/s/ Zhong Wei
Zhong Wei Chief Executive Officer